                                                                    EXHIBIT 99.1
PRESS RELEASE


          AMSURG REPORTS FOURTH-QUARTER AND FULL-YEAR 2005 NET EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS OF $0.28 AND $1.21

                             ----------------------
                ADDS EIGHT SURGERY CENTERS DURING FOURTH QUARTER
                             ----------------------

                     ESTABLISHES EARNINGS GUIDANCE FOR 2006

NASHVILLE, Tenn. (February 21, 2006) Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the fourth quarter and year ended December 31, 2005. Revenues were a record $102,890,000 for the quarter, an 18% increase from $87,326,000 for the fourth quarter of 2004. Net earnings from continuing operations were $8,457,000, or $0.28 per diluted share, for the fourth quarter of 2005 compared with $8,747,000, or $0.29 per diluted share, for the fourth quarter of 2004.

         Revenues increased 18% to $391,790,000 for 2005 from $330,923,000 for
2004. Net earnings from continuing operations for 2005 increased 9% to $36,436,000 from $33,400,000, while net earnings from continuing operations per diluted share increased 11% to $1.21 from $1.09. Same-center revenue growth for 2005 was 3%.

         "We are pleased to report 18% growth in revenues for the quarter, which crossed the $100 million mark on a quarterly basis for the first time in our history," remarked Mr. McDonald. "This growth primarily reflected the addition of 24 new surgery centers during 2005, well above our expected range of 16 to 19 new centers for the year. We added eight of these centers during the fourth quarter, including seven center acquisitions and the opening of one de novo center.

         "Our revenue and net earnings for the fourth quarter were in line with our earlier guidance, established on October 3, 2005. Same-center revenue growth for the quarter, which had one less business day than the fourth quarter of 2004, was 1%. Adjusted for the one-less day, same-center revenue growth for the fourth quarter of 2005 is estimated to have been 3%. Net earnings for the quarter were impacted primarily by the following items:

     o The continued underperformance of 16 of the Company's surgery centers, as discussed in our October 3, 2005 news release, which resulted in lower profit margins.

     o The impact of the temporary closure of two centers during a portion of the fourth quarter due to hurricanes.

     o One less day of revenue in the fourth quarter of 2005 compared to the fourth quarter of 2004.

     o Additional bonus expense awarded during the fourth quarter related to exceeding acquisition targets for the year.


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AMSG Reports Fourth-Quarter Results
Page 2
February 21, 2006


         "2005 marked a record year for the Company in the number of new centers added. We expect these centers to contribute substantially to our growth in 2006. We are also encouraged about the increase in de novo development activity during the fourth quarter which provided five additional development centers, three of which will require certificate of need approval. As of December 31, 2005, we had 149 centers in operation, five centers under development, and three additional centers awaiting CON approval.

       "Today we are establishing our guidance for 2006 as follows:

       o Revenues in a range of $445 million to $465 million.

       o Same-center revenue growth of 3% to 4%. This guidance includes the full effect of the 16 underperforming centers.

       o The addition of 12 to 15 new centers for the year. We have already completed the acquisition of two centers in 2006, and we expect to open two de novo centers during the year.

       o Net earnings per diluted share as follows:

                                                                       TWELVE MONTHS              THREE MONTHS
                                                              ------------------------------     --------------
                                                                  ENDING            Ended             ENDING
                                                               DEC. 31, 2006        Dec. 31,      MAR. 31, 2006
                                                                (GUIDANCE)           2005          (GUIDANCE)
                                                                ----------           ----           ---------
         Earnings per diluted share, excluding
                impact of FAS 123R                            $1.36 -- 1.39          $1.21(1)      $0.32 -- 0.33
         Share-based payment expense                                  (0.14)         (0.11)(2)             (0.04)
                                                              -------------          -----         -------------
         Earnings per diluted share                           $1.22 -- 1.25(1)       $1.10         $0.28 -- 0.29(1)
                                                              =============          =====         =============

         (1) Earnings per diluted share, GAAP basis.
         (2) Pro forma share-based payment expense, as if the Company had adopted FAS 123R in 2005.

         The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg's achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

         Mr. McDonald concluded, "The significant increase in centers in operation for the fourth quarter and 2006 year-to-date supports our ability to achieve our 2006 financial guidance. Our pipeline of potential acquisitions and de novo center partnerships remains robust, and with continued substantial cash flow from operations and excess debt capacity, we are confident of our ability to fund our new center addition plans. While we are projecting same-center revenue growth for 2006 of 3% to 4%, we are very focused on improving this same-center revenue growth rate in the longer run through operational initiatives."

         AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet


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AMSG Reports Fourth-Quarter Results
Page 3
February 21, 2006


by going to www.amsurg.com and clicking "Investor Relations" or by going to www.streetevents.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on March 21, 2006.

         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other filings with the Securities and Exchange Commission, including the following risks: the Company's ability to generate and manage growth at the Company's existing centers and through acquisitions and development of new centers; its ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; the ability of its physician partners to recruit additional physicians to their practices; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to contract with managed care payers on terms satisfactory to the Company for its existing centers and its centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize start-up losses of its development centers; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interest in the event of a regulatory change that would require such a purchase. Consequently, actual operations and results may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2005, AmSurg owned a majority interest in 149 centers and had five centers under development and three centers awaiting CON approval.



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
AMSG Reports Fourth-Quarter Results
Page 4
February 21, 2006


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               FOR THE THREE MONTHS            FOR THE YEAR
                                                                                 ENDED DECEMBER 31,          ENDED DECEMBER 31,
                                                                              -----------------------     -----------------------
STATEMENT OF EARNINGS DATA:                                                     2005          2004          2005          2004
---------------------------                                                   ---------     ---------     ---------     ---------
Revenues                                                                      $ 102,890     $  87,326     $ 391,790     $ 330,923

Operating expenses:
      Salaries and benefits                                                      30,764        23,774       111,422        88,946
      Supply cost                                                                12,130        10,096        44,433        37,258
      Other operating expenses                                                   20,683        17,817        77,907        66,286
      Depreciation and amortization                                               4,039         3,440        15,348        12,917
                                                                              ---------     ---------     ---------     ---------

             Total operating expenses                                            67,616        55,127       249,110       205,407
                                                                              ---------     ---------     ---------     ---------

             Operating income                                                    35,274        32,199       142,680       125,516

Minority interest                                                                20,071        17,376        78,614        68,292
Interest expense, net                                                             1,293           643         4,138         1,955
                                                                              ---------     ---------     ---------     ---------

             Earnings from continuing operations before income taxes             13,910        14,180        59,928        55,269
Income tax expense                                                                5,453         5,433        23,492        21,869
                                                                              ---------     ---------     ---------     ---------

             Net earnings from continuing operations                              8,457         8,747        36,436        33,400

Discontinued operations:
      Earnings (loss) from operations of discontinued interests in surgery
           centers, net of income tax                                              --             (93)         (299)          708
      Gain (loss) on disposal of discontinued interests in surgery centers,
           net of income tax                                                       --              32          (986)        5,598
                                                                              ---------     ---------     ---------     ---------

             Earnings (loss) from discontinued operations                          --             (61)       (1,285)        6,306
                                                                              ---------     ---------     ---------     ---------

             Net earnings                                                     $   8,457     $   8,686     $  35,151     $  39,706
                                                                              =========     =========     =========     =========

Basic earnings per common share:
             Net earnings from continuing operations                          $    0.28     $    0.30     $    1.23     $    1.12
             Net earnings                                                     $    0.28     $    0.30     $    1.19     $    1.33
Diluted earnings per common share:
             Net earnings from continuing operations                          $    0.28     $    0.29     $    1.21     $    1.09
             Net earnings                                                     $    0.28     $    0.29     $    1.17     $    1.30

Weighted average number of shares and share equivalents (000's):
      Basic                                                                      29,681        29,299        29,573        29,895
      Diluted                                                                    30,111        29,880        30,147        30,507

OPERATING DATA:

Continuing centers in operation at end of period                                    149           125           149           125
Centers under development/not opened at end of period                                 5             9             5             9
Development centers awaiting CON approval at end of period                            3          --               3          --
Centers under letter of intent                                                     --               7          --               7
Average number of centers in operation                                              143           120           136           115
Average revenue per center                                                    $     718     $     727     $   2,882     $   2,877
Same center revenues increase                                                         1%            2%            3%            4%
Procedures performed during the period                                          192,974       160,739       739,841       609,378
Cash flows provided by operating activities                                   $  11,440     $  13,863     $  63,421     $  55,452
Cash flows used by investing activities (1)                                   $ (24,730)    $ (24,365)    $ (83,308)    $ (61,660)
Cash flows provided by financing activities                                   $  11,762     $   9,464     $  25,391     $   6,942
Reconciliation of net earnings to EBITDA (2):
      Net earnings from continuing operations                                 $   8,457     $   8,747     $  36,436     $  33,400
      Add: income tax expense                                                     5,453         5,433        23,492        21,869
      Add: interest expense, net                                                  1,293           643         4,138         1,955
      Add: depreciation and amortization                                          4,039         3,440        15,348        12,917
                                                                              ---------     ---------     ---------     ---------

             EBITDA                                                           $  19,242     $  18,263     $  79,414     $  70,141
                                                                              =========     =========     =========     =========


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
AMSG Reports Fourth-Quarter Results
Page 5
February 21, 2006


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                                                                  DEC. 31,          DEC. 31,
BALANCE SHEET DATA:                                                 2005              2004
-------------------                                               --------          --------
Cash and cash equivalents                                         $ 20,496          $ 14,992
Accounts receivable, net                                            46,387            39,224
Working capital                                                     61,072            56,302
Total assets                                                       527,816           425,155
Long-term debt and other long-term liabilities                     125,712            88,160
Minority interest                                                   47,271            39,710
Shareholders' equity                                               294,618           254,149

(1) In the quarter ended December 31, 2005 and 2004, the Company incurred $17,507 in purchase price obligations and $3,477 in notes payable as of December 31, 2005 and 2004, respectively, associated with certain fourth quarter acquisitions. These non-cash amounts were excluded from their respective year's cash flows from investing activities. Such amounts were funded through long-term borrowings in January 2006 and 2005, respectively, and reflected in financing cash flow at that time.

(2) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
























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